                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 19, 2002
                                 Date of Report

                               PET QUARTERS, INC.
             (Exact name of registrant as specified in its charter)

               Arkansas                     0-28469                 62-1698524
     (State or other jurisdiction   (Commission File Number)      (IRS Employer
          of incorporation)                                   Identification No.)

                                 221 W. 2nd St.
                                    Suite 627
                           Little Rock, Arkansas 72201
          (Address, including Zip Code, of principal executive offices)

                                 (501) 707-0360
              (Registrant's telephone number, including area code)

                                       1

Item 1.  Changes in Control of Registrant.

        Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

        Not Applicable.

Item 3.  Bankruptcy or Receivership.

        Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

        Not Applicable.

Item 5.  Other Events.

        On June 4, 2002, Pet Quarters, Inc. was presented with a "Notice of
        Disposition of Collateral" from the first lien holder on the assets of
        PQ Acquisition Company, Inc., (Humboldt and Maplewood Industries), which may include assets of Pet Quarters, Inc. The Company searched for alternatives to cure the default; however, these efforts were unsuccessful. On June 18, 2002 the Company was presented with a Bill of
        Sale foreclosing on all assets of PQ Acquisition Company, Inc., and Pet
        Quarters, Inc. At this time, the Company is disputing the foreclosure of all assets owned by Pet Quarters, Inc.; however, the assets of PQ
        Acquisition Company, Inc., are not in dispute.

        The Company believes the assets of Pet Quarters, Inc., other than the stock of PQ Acquisition Company, Inc., are not properly included in the foreclosure and is considering all legal remedies. There can be no assurance the Company will be successful in its efforts or that it will have the necessary funds to pursue legal action.

        Michael Kelly, President submitted his resignation from the Company effective  July 3, 2002.

Item 6.  Resignations of Registrant's Directors.

        On May 21, 2002 Mr. Tod Fetherling resigned from the Board of Directors.
        There were no disputes, which caused Mr. Fetherling to resign.

Item 7.  Financial Statements and Exhibits.

        Not Applicable.

Item 8.  Change in Fiscal Year.

        Not Applicable.

Item 9.  Regulation FD Disclosure.

        Not Applicable.

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                                   SIGNATURES

         Pursuant to the  requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              PET QUARTERS, INC.

                                              By: /s/ Steven Dempsey
                                                 --------------------------
                                                      Steven Dempsey
                                                      Chief Executive Officer

DATE:   June 19, 2002